SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): January 2, 2001



                          LAS AMERICAS BROADBAND, INC.
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Colorado
                      -------------------------------------
                 (State or other jurisdiction of incorporation)


                 0-13338                                84-0853869
                 -------                                ----------
     (Commission File Number)                  (IRS Employer Identification No.)


                   20031 Valley Boulevard, Tehachapi, CA 93561
                   -------------------------------------------
               (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code: (661) 821-1030


                                InfoAmerica, Inc.
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 2.  Acquisition or Disposition of Assets:
------   ------------------------------------

Item 2 is amended in its entirety to read as follows:

         On January 2, 2001, the Registrant completed a merger (the "Merger") with Technical Services Broadband Inc., a California corporation ("TSB"), pursuant to which the Registrant's wholly-owned subsidiary, IFOA Acquisition Corp., a California corporation ("IFOA Acquisition"), merged with and into TSB, with TSB being the surviving entity in the Merger. The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of December 19, 2000, by and among the Registrant, IFOA Acquisition, TSB and the shareholders of TSB (the "Agreement"). On January 2, 2001, the shareholders of TSB became entitled to receive, as consideration under the Agreement, $575,000 (the "Original Purchase Price"), payable in a combination of cash and shares of common stock of the Registrant, par value $.025 per share ("Common Stock"). The Original Purchase Price was calculated by multiplying the projected cash flow of TSB for the year ended December 31, 2000 (the "Projected Cash Flow") by two, and then deducting $25,000 as payment in full for previous advances made to TSB by the Registrant. Such Original Purchase Price consisted of (i) cash in the aggregate amount of $110,000 (the "Cash Portion") and (ii) 232,500 shares of Common Stock.

         Pursuant to a modification letter agreement dated February 27, 2001, the Registrant and the shareholders of TSB agreed that, notwithstanding anything to the contrary contained in the Agreement, the Original Purchase Price would be adjusted and that the final Purchase Price would consist of (i) the Cash Portion and (ii) 125,000 shares of Common Stock. The modification letter agreement is attached hereto as Exhibit 99.1.

         TSB installs and maintains telecommunications and satellite transmission centers, electronic digital hub stations and digital nodes for global communication companies. The Registrant intends to continue to devote the assets of TSB to the same purpose.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.
------   ------------------------------------------------------------------

         (a)      Financial statements of business acquired.
                  ------------------------------------------

         The financial statements and notes to financial statements of TSB are provided herein on pages F-2 through F-10.

         (b)      Pro forma financial statements.
                  -------------------------------

         Pro Forma financial information relating to TSB is provided herein on pages F-11 through F-13.

         (c)        Exhibits.
                    ---------

Exhibit No.       Description
-----------       -----------

99.1 Modification Letter Agreement dated February 27, 2001, by and among the Registrant, Joseph R. Trahan and Sherrey D. Trahan.

                        TECHNICAL SERVICES BROADBAND INC.
                          INDEX TO FINANCIAL STATEMENTS
                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

       Independent Auditors' Report                                      F-1

       Balance Sheets at December 31, 2000 and 1999                      F-2

       Statements of Income
         for the years ended December 31, 2000 and 1999                  F-3

       Statements of Shareholders' Equity
         for the years ended December 31, 2000 and 1999                  F-4

       Statements of Cash Flows
         for the years ended December 31, 2000 and 1999                  F-5
       Notes to Financial Statements                                     F-6

         INDEPENDENT AUDITORS' REPORT

         To the Board of Directors and Shareholders
         Technical Services Broadband Inc.

         We have audited the accompanying balance sheets of Technical Services Broadband Inc. as of December 31, 2000 and 1999, and the related statements of operations, shareholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Technical Services Broadband Inc. as of December 31, 2000 and 1999, and the results of operations, shareholders' equity and cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.


                                                /S/GOOD SWARTZ BROWN & BERNS LLP
                                                   GOOD SWARTZ BROWN & BERNS LLP

         Los Angeles, California
         March 12, 2001

                                         TECHNICAL SERVICES BROADBAND INC.
                                                  BALANCE SHEETS
                                            DECEMBER 31, 2000 AND 1999

                                                                                 2000                  1999
                                                                          -------------------   -------------------
                                  ASSETS
 CURRENT ASSETS
 Cash and cash equivalents                                                          $ 20,887               $ 3,647
 Accounts receivable                                                                 456,063               113,823
 Other current assets                                                                 30,916                 6,409
                                                                          -------------------   -------------------
 TOTAL CURRENT ASSETS                                                                507,866               123,879

 PROPERTY AND EQUIPMENT, net                                                          67,136                 2,731
                                                                          -------------------   -------------------
                                                                                   $ 575,002             $ 126,610
                                                                          ===================   ===================

                   LIABILITIES AND SHAREHOLDERS' EQUITY

 CURRENT LIABILITIES
 Accounts payable and accrued expenses                                              $ 47,671              $ 17,735
 Short-term related party loan                                                       110,000                     -
 Notes payable                                                                         8,438                     -
 Line of credit                                                                      166,700                     -
 Due to related party                                                                  5,000                     -
                                                                          -------------------   -------------------
 TOTAL CURRENT LIABILITIES                                                           337,809                17,735
                                                                          -------------------   -------------------

 NOTES PAYABLE, net of current portion                                                28,854                     -

 COMMITMENTS (Note 6)

 SHAREHOLDERS' EQUITY
 Common stock, no par value: 1,000,000
 shares authorized, 550,000 shares issued
 and outstanding as of December 31, 2000 and 1999                                     25,000                25,000
 Retained earnings                                                                   183,339                83,875
                                                                          -------------------   -------------------
 TOTAL SHAREHOLDERS' EQUITY                                                          208,339               108,875
                                                                          -------------------   -------------------
                                                                                   $ 575,002             $ 126,610
                                                                          ===================   ===================
                                   See accompanying Notes to Financial Statements

                                        TECHNICAL SERVICES BROADBAND INC.
                                               STATEMENTS OF INCOME
                                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                              2000                    1999
                                                                      ---------------------    --------------------
REVENUE                                                                        $ 1,720,929             $ 1,051,444
COST OF SALES                                                                      797,924                 601,424
                                                                      ---------------------    --------------------
GROSS PROFIT                                                                       923,005                 450,020
EXPENSES
General and administrative                                                         674,115                 385,630
Depreciation                                                                         2,970                     812
Interest expense                                                                    24,809                       -
Other expense                                                                       15,321                       -
                                                                      ---------------------    --------------------
TOTAL EXPENSES                                                                     717,215                 386,442
                                                                      ---------------------    --------------------
INCOME BEFORE LOSS
ALLOCABLE TO SOLE PROPRIETORSHIP                                                   205,790                  63,578
LOSS ALLOCABLE TO SOLE PROPRIETORSHIP                                                    -                  60,903
                                                                      ---------------------    --------------------
NET INCOME                                                                       $ 205,790               $ 124,481
                                                                      =====================    ====================

                                   See accompanying Notes to Financial Statements

                                        TECHNICAL SERVICES BROADBAND INC.
                                        STATEMENTS OF SHAREHOLDERS' EQUITY
                                  FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                          Common Stock
                                                -------------------------------      Retained
                                                    Shares           Amount          Earnings            Total
                                                --------------   --------------   ---------------   ---------------
Balance, January 1, 1999                                    -              $ -               $ -               $ -

Issuance of common stock upon incorporation           550,000             25,000                            25,000

Net income                                                                               124,481           124,481

Dividends paid to shareholders                                                           (40,606)          (40,606)

                                                --------------   --------------   ---------------   ---------------
Balance, December 31, 1999                            550,000           25,000            83,875           108,875

Net income                                                                               205,790           205,790

Dividends paid to shareholders                                                          (106,326)         (106,326)

                                                --------------   --------------   ---------------   ---------------
Balance, December 31, 2000                            550,000         $ 25,000         $ 183,339         $ 208,339
                                                ==============   ==============   ===============   ===============

                                  See accompanying Notes to Financial Statements

                                        TECHNICAL SERVICES BROADBAND INC.
                                            STATEMENTS OF CASH FLOWS
                                 FOR THE YEARS ENDED DECEMBER 31, 2000 AND 1999

                                                                                 2000                 1999
                                                                           ------------------   ------------------
CASH FLOWS FROM OPERATING ACTIVITIES
Net income                                                                 $         205,790     $        124,481
Adjustments to reconcile net income to
net cash provided by (used in) operating activities:
Depreciation                                                                           2,970                  812
Changes in operating assets and liabilities:
Accounts receivable                                                                 (342,240)            (113,823)
Accounts payable and accrued expenses                                                 29,936               17,735
Other current assets                                                                 (24,507)              (6,409)
Due to related party                                                                   5,000                    -
                                                                           ------------------   ------------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                 (123,051)              22,796
                                                                           ------------------   ------------------

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment                                                   (30,083)              (3,543)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock                                                     -               25,000
Proceeds from short-term related party loan                                          110,000                    -
Proceeds from line of credit                                                         166,700                    -
Dividends paid to shareholders                                                      (106,326)             (40,606)
                                                                           ------------------   ------------------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                                  170,374              (15,606)

NET INCREASE IN CASH                                                                  17,240                3,647
CASH AND CASH EQUIVALENT, BEGINNING OF PERIOD                                          3,647                    -
                                                                           ------------------   ------------------
CASH AND CASH EQUIVALENT, END OF PERIOD                                    $          20,887    $           3,647
                                                                           ==================   ==================

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest                                                     $          21,884    $               -
                                                                           ==================   ==================
Cash paid for income taxes                                                 $             800    $           1,100
                                                                           ==================   ==================

                                 See accompanying Notes to Financial Statements

                        TECHNICAL SERVICES BROADBAND INC.
                          NOTES TO FINANCIAL STATEMENTS

1.   DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Description of Business and Nature of Operations - Technical Services Broadband Inc. ("TSBI" or the "Company") installs and maintains telecommunications and satellite transmission centers, electronic digital hub stations and digital nodes for global communication companies.

     TSBI was incorporated as an S-Corporation in California on May 19, 1999 with authorization to issue 1,000,000 shares of common stock at no par value. The Company's fiscal year end is December 31. Prior to the incorporation, from January 1, 1999 to May 18, 1999, TSBI operated as a sole proprietorship of Joseph and Sherrey Trahan. The financial statements and disclosures related to the operations of the sole proprietorship from January 1, 1999 to May 18, 1999 have been included in these financial statements and notes to financial statements.

     Cash and Cash Equivalents - Cash and cash equivalents include money market funds and marketable securities that are highly liquid and have original maturities of three months or less at the date of purchase.

     Property and Equipment - Property and equipment, consisting of office equipment, computers and software, and automobiles, is stated at cost, and is depreciated on the straight-line method over their estimated useful lives of 5 to 7 years.

     Fair Value of Financial Instruments - The Company's financial instruments consist of cash equivalents, accounts receivable, and short-term loan. The fair values of the Company's financial instruments approximate the carrying value of the instruments.

2.   DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

     Significant Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the financial statements, as well as the reported amounts of revenue and expenses during the period. Actual results could differ from these estimates making it reasonably possible that a change in these estimates could occur in the near term.

     Concentration of Accounts Receivable - As of December 31, 2000, RCN Corporation and Wide Open West accounted for approximately 82% and 12% of total accounts receivable, respectively; as of December 31, 1999, RCN and AT&T Broadband accounted for approximately 17% and 76% of total accounts receivable, respectively; no other customer accounted for 10% or more of total accounts receivable as of December 31, 2000 or 1999.

     Concentration of Retail Sales - For the year ended December 31, 2000, RCN Corporation and AT&T Broadband accounted for approximately 64% and 25% of total sales, respectively; for the year ended December 31, 1999, these same customers accounted for 36% and 67% of total sales, respectively; no other customer accounted for 10% or more of

                        TECHNICAL SERVICES BROADBAND INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)


     total sales for year ended December 31, 2000 or 1999.

     Dependence  Upon Key  Personnel  - The  success  of the  Company is largely
     dependent  on  the  personal  efforts  of  Joseph  Trahan,   its  Chairman,
     President, and Chief Financial Officer.

3.   PROPERTY AND EQUIPMENT

     Property and equipment, less accumulated depreciation consisted of the following at December 31, 2000 and 1999:

                                                2000                1999
                                           ----------------    ----------------
       Office equipment                    $      12,522       $            -
       Computers and Software                     29,377                 3,486
       Automobiles                                43,488                    -
                                           ----------------    ----------------

                                                  85,387                 3,486
       Less: accumulated depreciation             18,251                   755
                                           ----------------    ----------------
                                           $      67,136       $         2,731
                                           =============       ===============

4.   SHORT-TERM RELATED PARTY LOAN

     Short-term related party loan consists of $110,000 in non-interest bearing advance made by Las Americas Broadband, Inc. which is payable upon demand.

5.   LINE OF CREDIT

     On July 18, 2000, the Company obtained a line of credit from Business Alliance Capital Corporation ("BACC"). This line of credit is collateralized by all assets of the Company and the personal guaranty of Joseph Trahan, President and sole shareholder of the Company. Actual borrowings are limited to eligible accounts receivable as defined in the Loan and Security Agreement. Borrowings under the line of credit bear interest at the prime interest rate plus 6%. The prime rate at December 31, 2000 was 9.5%. Maximum borrowing under the line of credit is limited to $500,000. As of December 31, 2000, borrowings under this line of credit were $166,700. The termination date of the line of credit is July 31, 2001, unless it is extended as agreed by both parties.

6.   COMMITMENTS

     Operating Leases and Rental Expense - The Company leases corporate facilities under operating leases with original terms ranging from 1 to 2 years. At December 31, 2000, the minimum future rental commitments under non-cancelable leases payable over the remaining lives of the leases are:

                        TECHNICAL SERVICES BROADBAND INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)

                                                             Minimum
                                                              future
                                                              rental
               Years ending December 31,                   commitments
        ----------------------------------------        -------------------
                         2001                           $       24,477
                         2002                                    7,330
                        Beyond                                     -
                                                        -------------------

                                                        $      31,807
                                                        ===================

     Rent expense was $15,700 in 2000 and $1,045 in 1999.

7.   DUE TO RELATED PARTY

     Due to related party consists of $5,000 deposit made by Las Americas Broadband, Inc.

8.   NOTES PAYABLE

     In October and November 2000, respectively, the Company financed the purchase of two automobiles. At December 31, 2000 the net balance of property and equipment under notes payable are as follows:

                                                                    2000
                                                              -----------------
         Gross amount of financed equipment                   $     43,488
         Less: accumulated depreciation                              2,482
                                                              -----------------

         Net balance of financed equipment                    $     41,006
                                                              =================

     The following is a schedule by years of the future minimum payments under the financing agreement together with the present value of the total minimum payments:

                                                              Minimum
                                                               yearly
                     Years ending December 31,                payments
     -------------------------------------------------    -----------------
                               2001                       $      12,973
                               2002                              12,973
                               2003                              11,251
                               2004                               6,085
                               2005                               5,071
                                                          -----------------

     Total minimum payments                                      48,353
     Less: amount representing interest                          11,061
                                                          -----------------

     Present value of total minimum payments                     37,292
     Less: current portion                                        8,438
                                                          -----------------
                                                          $      28,854
                                                          =================

                        TECHNICAL SERVICES BROADBAND INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)

9.   SHAREHOLDERS' EQUITY

     At the date of incorporation as an S-Corp., Joseph and Sherrey Trahan transferred into the Company accounts receivable, inventory, cash, office equipment and furniture valued at $40,488 from their sole proprietorship in exchange for 550,000 shares of the Company's common stock valued at $0.04545454 per share and the remaining balance as a promissory note to the officers bearing interest at 10% per annum. As of December 31, 1999, the promissory note to the officers was paid in full.

10.  TRANSACTIONS WITH RELATED PARTIES

     Joseph R. Trahan is the Chairman, President, and Chief Financial Officer of the Company. Sherry D. Trahan, the wife of Mr. Trahan, is the Vice President and Secretary of the Company. Together, they owned 100% of the outstanding shares of TSBI at December 31, 2000.

     During the fiscal year ending December 31, 2000, the Company recorded approximately $50,000 in revenues from Las Americas Broadband, Inc.

     At December 31, 2000 the Company carried a short-term loan balance of $110,000 and a deposit of $5,000, both payable upon demand to Las Americas Broadband, Inc.

11.  INCOME TAXES

     On May 19, 1999, the Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under the provisions, the Company does not pay federal corporate income taxes, but is subject to a 1.5% California corporate income tax. The stockholders of the Company report the Company's taxable income on their individual income tax returns. At December 31, 2000 and 1999, income tax expense is composed of the state franchise tax of approximately $3,000 and $2,000, respectively.

12.  SUBSEQUENT EVENTS

     On January 2, 2001, Las Americas Broadband, Inc. ("LABN") completed a merger with the TSBI pursuant to which the LABN's wholly-owned subsidiary, IFOA Acquisition Corp., a California corporation ("IFOA Acquisition"), merged with and into TSBI and TSBI was the surviving entity in the merger. The merger was consummated pursuant to an Agreement and Plan of Merger, dated as of December 19, 2000, by and among the LABN, IFOA Acquisition, TSBI, and the shareholders of TSBI. The purchase price was $110,000 in cash and 125,000 shares of LABN's common stock.

     On January 1, 2001, Mr. Trahan entered into a 5-year employment agreement with LABN, which, among other things, precludes Mr. Trahan from competing with LABN for a period of

                        TECHNICAL SERVICES BROADBAND INC.
                    NOTES TO FINANCIAL STATEMENTS (continued)


     one year following termination of his employment. For his services, Mr. Trahan will receive a salary of $225,000 per annum and options to purchase 100,000 shares of LABN's common stock during each year of his employment.

     During the first quarter of 2001, LABN focused its efforts to construct a cable system in Tijuana, Mexico. The Company contracted with Cable California S.A. de C.V., which is in the application process for obtaining future operating rights in that market. Concurrently, TSBI is in the process of winding down its existing projects to concentrate on constructing the cable system in Mexico for LABN. As a result of the Company refocusing its resources to completing the projects of the LABN, TSBI has significantly reduced its workforce.

       LAS AMERICAS BROADBAND, INC. AND TECHNICAL SERVICES BROADBAND INC.
               UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma condensed financial statements give effect to the acquisition by Las Americas Broadband, Inc. (the "Registrant") of 100% of the issued and outstanding shares of common stock of Technical Services Broadband Inc. ("TSBI") and are based on the estimates and assumptions set forth herein and in the notes to the statements. This pro forma information has been prepared using the historical financial statements of each entity. The pro forma financial data is provided for comparative purposes only and does not purport to be indicative of the results which actually would have been obtained if the acquisition had been effected on the date indicated or those results which may be obtained in the future.

The transactions were accounted for under the purchase method of accounting. The pro forma adjustments are described in the accompanying notes. The Unaudited Pro Forma Condensed Balance Sheet assumes that the acquisition was consummated on December 31, 2000. The Unaudited Pro Forma Condensed Statement of Operations assumes that the acquisition was consummated on January 1, 2000.

       LAS AMERICAS BROADBAND, INC. AND TECHNICAL SERVICES BROADBAND INC.
                  UNAUDITED PRO FORMA CONDENSED BALANCE SHEETS

                                          Las Americas       Technical Services
                                        Broadband, Inc.        Broadband Inc.       Pro Forma     Pro Forma
                                       December 31, 2000     December 31, 2000     Adjustments    Combined
                                     ------------------------------------------------------------------------
                                                                                     (unaudited)  (unaudited)
Assets
Current Assets:
 Cash and cash equivalents             $2,059,309           $  20,887                              $2,080,196
 Accounts receivable, net                  48,849             456,063                                 504,912
 Supplies                                  34,994                -                                     34,994
 Other current assets                      98,033              30,916                                 128,949
                                      ------------------------------------------------------------------------
            Total Current Assets        2,241,185             507,866                               2,749,051

Non-interest bearing loans receivable     836,287                -                                    836,287
Deferred investment banking services      657,889                -                                    657,889
Goodwill                                   -                     -                  176,661           176,661
Property and equipment, net             1,448,093              67,136                               1,515,229
                                      ------------------------------------------------------------------------
Total Assets                          $ 5,183,454           $ 575,002             $ 176,661        $5,935,117
                                      ========================================================================
Liabilities and Shareholders' Equity

Current Liabilities:
 Accounts payable and accrued expenses $  441,704           $  47,671                              $  489,375
 Revenue billed in advance                 53,340                -                                     53,340
 Notes payable                             -                    8,438                                   8,438
 Due to related party                      -                    5,000               135,000           140,000
 Short-term loan                           -                  166,700                                 166,700
 Short-term related party loan             -                  110,000                                 110,000
 Franchise fees payable                    34,393                -                                     34,393
 Customer deposits                          5,200                -                                      5,200
                                      ------------------------------------------------------------------------
            Total current liabilities     534,637             337,809               135,000         1,007,446

Notes payable, net of current portion      -                   28,854                                  28,854

Common stock                              632,407                                     3,125           635,532
Additional paid in capital              7,237,542              25,000               221,875         7,484,417
Retained earnings (accumulated
deficit)                               (2,867,865)            183,339              (183,339)       (2,867,865)

Treasury stock                           (353,267)             -                                     (353,267)
                                      ------------------------------------------------------------------------
Total Liabilities and Shareholders'
Equity                                $ 5,183,454         $    575,002           $  176,661        $5,935,117
                                      ========================================================================

       LAS AMERICAS BROADBAND, INC. AND TECHNICAL SERVICES BROADBAND INC.
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS

                                   Las Americas       Technical Services
                                 Broadband, Inc.        Broadband Inc.                     Combined
                                    Year Ended            Year Ended         Pro Forma     Pro Forma
                                December 31, 2000     December 31, 2000     Adjustments     Totals
                               -----------------------------------------------------------------------
                                                                            (unaudited)  (unaudited)
Revenues                            $  673,589            $1,720,929                      $2,394,518

Expenses:
 Cost of sales                              -                797,924                         797,924
 Programming content                   281,931                    -                          281,931
 Cable operating                       289,535                    -                          289,535
 General and administrative            768,524               674,116                       1,442,640
 Amortization of goodwill                   -                     -             17,666        17,666
 Non-cash compensation expense       1,119,210                    -
 Depreciation                          180,000                 2,970               -         182,970
 Amortization of deferred              240,000                    -
     investment banking services       240,000                    -                -         106,111
 Other expense                              -                 40,130               -          40,130
                                       ---------------------------------------------------------------
            Total Expenses           2,985,311             1,515,140            17,666     3,052,796
                                       ---------------------------------------------------------------
Income (loss) from operations       (2,311,722)              205,789           (17,666)     (658,278)
                                       ---------------------------------------------------------------
Net income (loss)                  $(2,311,722)           $  205,789         $ (17,666)   $ (658,278)
                                   ===================================================================

       LAS AMERICAS BROADBAND, INC. AND TECHNICAL SERVICES BROADBAND INC.
           NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

1. On January 2, 2001, the Registrant completed a merger (the "Merger") with TSBI pursuant to which the Registrant's wholly-owned subsidiary, IFOA Acquisition Corp., a California corporation ("IFOA Acquisition"), merged with and into TSBI and TSBI was the surviving entity in the merger. The Merger was consummated pursuant to an Agreement and Plan of Merger, dated as of December 19, 2000, by and among the Registrant, IFOA Acquisition, TSBI and the shareholders of TSBI (the "Agreement"). On January 2, 2001, the shareholders of TSBI became entitled to receive, as consideration under the Agreement, $575,000 (the "Original Purchase Price"), payable in a combination of cash and shares of common stock of the Registrant, par value $.025 per share ("Common Stock"). The Original Purchase Price was calculated by multiplying the projected cash flow of TSBI for the year ended December 31, 2000 (the "Projected Cash Flow") by two, and then deducting $25,000 as payment in full for previous advances made to TSBI by the Registrant. Such Original Purchase Price consisted of (i) cash in the aggregate amount of $110,000 (the "Cash Portion") and (ii) 232,500 shares of Common Stock.

     Pursuant to a modification letter agreement dated February 27, 2001, the Registrant and the shareholders of TSBI agreed that, notwithstanding anything to the contrary contained in the Agreement, the Original Purchase Price would be adjusted and that the final Purchase Price would consist of
     (i) the Cash Portion and (ii) 125,000 shares of Common Stock.

2. During the first quarter of 2001, the Company is focusing its efforts to construct a cable system in Tijuana, Mexico. The Company contracted with Cable California S.A. de C.V., which is in the application process for obtaining future operating rights in that market. Concurrently, TSBI is in the process of winding down its existing projects to concentrate on constructing the cable system in Mexico. As a result of TSBI refocusing its resources to completing the projects of the Company, TSBI has significantly reduced its workforce.

                                    SIGNATURE
                                    ---------

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:    March 27, 2001

                                        LAS AMERICAS BROADBAND,INC.


                                        By:  /s/ Richard G. Lubic
                                            -----------------------------------
                                            Name:  Richard G. Lubic
                                            Title: President and Chief Executive
                                                   Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.       Description
-----------       -----------

99.1 Modification Letter Agreement dated February 27, 2001, by and among the Registrant, Joseph R. Trahan and Sherrey D. Trahan.



                                      -4-